                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                       CASDIM INTERNATIONAL SYSTEMS, INC.

                             a Delaware corporation

                                 (the "Company")

                              AMENDED AND RESTATED

                                     BY-LAWS
                                       OF
                       CASDIM INTERNATIONAL SYSTEMS, INC.
                             a Delaware corporation
                                 (the "Company")


                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.  SHAREHOLDERS.......................................................1
        Section 1.    Annual Meeting...........................................1
        Section 2.    Special Meetings.........................................1
        Section 3.    Record Date for Meetings and Other Purposes..............1
        Section 4.    Notice of Meetings.......................................2
        Section 5.    Waivers of Notice........................................2
        Section 6.    List of Shareholders at Meetings.........................2
        Section 7.    Quorum at Meetings.......................................2
        Section 8.    Presiding Officer and Secretary..........................3
        Section 9.    Proxies  ................................................3
        Section 10.  Inspectors of Election....................................3
        Section 11.  Voting    ................................................3
        Section 12.  Written Consent of Shareholders Without a Meeting.........4

ARTICLE II.  BOARD OF DIRECTORS................................................4
        Section 1.    Number of Directors......................................4
        Section 2.    Election and Term of Directors...........................4
        Section 3.    Newly Created Directorships and Vacancies................4
        Section 4.    Resignations.............................................4
        Section 5.    Removal of Directors.....................................5
        Section 6.    Meetings ................................................5
        Section 7.    Quorum and Voting........................................5
        Section 8.    Written Consents and Meetings by Telephone...............5
        Section 9.    Appointment of Executive Committee or Other Committees...5
        Section 10.  Meetings of Committees....................................6
        Section 11.  Compensation of Directors.................................6
        Section 12.  Loans to Directors........................................6



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


                                                                            Page

        Section 13.  The "Entire Board"........................................6

ARTICLE III.  OFFICERS, AGENTS AND EMPLOYEES...................................6
        Section 1.  General Provisions.........................................6
        Section 2.  Powers and Duties of the President.........................7
        Section 3.  Powers and Duties of Vice Presidents.......................7
        Section 4.  Powers and Duties of the Secretary.........................7
        Section 5.  Powers and Duties of the Treasurer.........................8
        Section 6.  Powers and Duties of Assistant Secretaries.................8
        Section 7.  Powers and Duties of Assistant Treasurers..................8
        Section 8.  Other Officers.............................................8
        Section 9.  Delegation of Duties.......................................8

ARTICLE IV.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.........................8
        Section 1.  Definitions................................................8
        Section 2.  Indemnification............................................9
        Section 3.  Reservation of Rights......................................9
        Section 4.  Determinations.............................................9
        Section 5.  Business Combinations.....................................10
        Section 6.  Advances of Expenses......................................10
        Section 7.  Employee Benefit Plans....................................10

ARTICLE V.  SHARES OF THE COMPANY.............................................11
        Section 1.  Certificates for Shares...................................11
        Section 2.  Record of Shareholders....................................11
        Section 3.  Transfers of Shares.......................................11
        Section 4.  Lost, Stolen or Destroyed Certificates....................11

ARTICLE VI.  SEAL.............................................................11

ARTICLE VII.  CHECKS, NOTES, DRAFTS, ETC......................................12

ARTICLE VIII.  MISCELLANEOUS..................................................12
        Section 1.  Fiscal Year...............................................12
        Section 2.  Voting of Shares of Other Corporations....................12
        Section 3.  General    ...............................................12

ARTICLE IX.  AMENDMENTS.......................................................12

                                    * * * * *

                              AMENDED AND RESTATED

                                     BY-LAWS
                                       OF
                       CASDIM INTERNATIONAL SYSTEMS, INC.
                                 (the "Company")

              (As adopted by the Board of Directors on September 6, 1996.)

                            Article I. Shareholders.

     Section 1. Annual Meeting. The annual meeting of the shareholders of the Company for the election of directors and the transaction of such other business as may properly come before the meeting shall be held not less than 90 nor more than 120 days after the close of the Company's preceding fiscal year, and at such place within or without the State of New York as may be fixed by the Board of Directors.

     Section 2. Special Meetings. Except as otherwise provided by law, a special meeting of the shareholders may be called by the Board of Directors or by the President, and shall be called by the President or a Vice President or the Secretary at the written request of a majority of the Board of Directors or at the written request of the holders of at least ten percent of all outstanding shares entitled to vote on the action proposed to be taken at such meeting. Any such call or request shall state the purpose or purposes of the proposed meeting and the business transacted at such meeting shall be confined to the purpose or purposes stated in the call. On failure of any officer above specified to call such special meeting when duly requested, any signer of such request may call such special meeting. Special meetings shall be held at such place within or without the State of New York as may be specified in the call thereof.

     Section 3. Record Date for Meetings and Other Purposes. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 50 nor less than ten days before the date of such meeting, nor more than 50 days prior to any other action.

     If no record date is so fixed by the Board of Directors, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is not given by reason of due waiver thereof, the day on which the meeting is held, and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board of Directors relating thereto is adopted.

     A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders, made in accordance with this Section 3, shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

     Section 4. Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, written notice shall state the place, date and hour of the meeting and, unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of
Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than 50 days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be given by depositing it in the United States mail, with postage thereon prepaid, directed to the shareholder at such shareholder's address as it appears on the record of shareholders, or, if such shareholder shall have filed with the Secretary of the Company a written request that notices to such shareholder be mailed to some other address, then directed to such shareholder at such other address.

     When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting, if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section 4.

     Section 5. Waivers of Notice. Notice of any meeting of shareholders need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     Section 6. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Secretary, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     Section 7. Quorum at Meetings. Except as otherwise provided by law, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at any meeting of shareholders for the transaction of any business, but the shareholders present may adjourn any meeting to another time or place despite the absence of a quorum. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any shareholders.

     Section 8. Presiding Officer and Secretary. At any meeting of the shareholders, if neither the President nor a Vice President nor a person designated by the Board of Directors to preside at the meeting shall be present, the shareholders shall appoint a presiding officer for the meeting. If neither the Secretary nor an Assistant Secretary be present, the appointee of the person presiding at the meeting shall act as secretary of the meeting.

     Section 9. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for such shareholder by proxy. Every proxy shall be signed by the shareholder or such shareholder's attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. Proxies shall be delivered to the Secretary of the Company or, if inspectors are appointed to act at a meeting, to the inspectors.

     Section 10. Inspectors of Election. The Board of Directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute such duties at such meeting with strict impartiality and according to the best of such person's ability.

     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

     Section 11. Voting. Whenever directors are to be elected by the shareholders, they shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

     Except as otherwise provided by law, every holder of record of shares of the Company entitled to vote on any matter at any meeting of shareholders shall be entitled to one vote for every such share standing in such holder's name on the record of shareholders of the Company on the record date for the determination of the shareholders entitled to notice of or to vote at the meeting. Upon the demand of any shareholder, the vote at any election of directors, or the vote upon any question before a meeting, shall be by ballot; but otherwise the method of voting shall be discretionary with the person presiding at the meeting.

     Section 12. Written Consent of Shareholders Without a Meeting. Whenever under any provision of law or of these By-Laws shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. The provisions of this Section 12 shall not be construed to alter or modify any provision of law under which the written consent of the holders of less than all outstanding shares is sufficient for any corporate action.

                         Article II. Board of Directors.

     Section 1. Number of Directors. The number of directors constituting the entire Board shall be not less than two. The initial Board shall consist of two directors. The number of directors may be changed at any time and from time to time at any meeting of the Board by the vote of a majority of the entire Board or at any annual or special meeting of the shareholders entitled to vote for the election of directors, except that no decrease shall shorten the term of any incumbent director. Unless and until changed in accordance with this Section 1 the number of directors constituting the entire Board shall continue in effect and no further action shall be required to fix such number at any meeting of the shareholders for the election of directors.

     Section 2. Election and Term of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. The term of office of each director shall be from the time of such director's election and qualification until the annual meeting of shareholders next succeeding such director's election and until such director's successor shall have been elected and shall have qualified.

     Section 3. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason, including the removal of directors by the shareholders without cause, may be filled either by vote of the shareholders at any annual or special meeting of the shareholders or by vote of a majority of the directors then in office, although less than a quorum exists.

     Section 4. Resignations. Any director may resign from office at any time by delivering a resignation in writing to the Company, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

     Section 5. Removal of Directors. Any or all of the directors may be removed, for cause or without cause, by vote of the shareholders. Any director may be removed for cause by action of the Board.

     Section 6. Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of New York as the Board from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof. An annual meeting of the Board for the appointment of officers shall be held on the day on which the annual meeting of the shareholders shall have been held, at the same place and as soon after the holding of such meeting of shareholders as is practicable, and no notice thereof need be given. The Board may fix times and places for regular meetings of the Board and no notice of such meetings need be given. Special meetings of the Board shall be held whenever called by the President or by at least two of the directors at the time in office. Notice of each such meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same not later than the second day before the meeting, or personally by telegraphing, cabling or telephoning the same not later than the day before the meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     Section 7. Quorum and Voting. A majority of the entire Board shall constitute a quorum for the transaction of any business. Except as otherwise provided by law or by these ByLaws, the vote of a majority of the directors present at a meeting at the time of the vote, if a quorum is present at such time, shall be the act of the Board, but a majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. No notice of any such adjournment need be given.

     Section 8. Written Consents and Meetings by Telephone. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee. Any one or more members of the Board or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 9. Appointment of Executive Committee or Other Committees. The Board of Directors may appoint an Executive Committee or other committees, each consisting of three or more directors designated by resolution adopted by a majority of the entire Board, and each of which, to the extent provided in the resolution or in these By-Laws, shall have such authority and powers as shall be specified by the Board. The Board may appoint the chairman of each committee who shall preside at the meetings of such committee and perform such other duties as may be prescribed by the Board from time to time. Except as otherwise provided by law or by resolution of the

Board of Directors, the Executive Committee shall have and may exercise all the authority and powers of the Board.

     Section 10. Meetings of Committees. Meetings of each committee may be held upon call of the chairman of the committee or the President of the Company or any two members of the committee. A record of the proceedings of each meeting of a committee shall be kept and shall be submitted at the next regular meeting of the Board of Directors. A majority of the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee. Notice of the time and place of each meeting of a committee shall be given to each member thereof in the same manner as in the case of special meetings of the Board of Directors, and meetings may be held at any time without notice if all members of the committee are present or if notice is waived in writing by those not present.

     Section 11. Compensation of Directors. Directors may receive compensation for services to the Company in their capacities as directors or otherwise in such amounts as may be fixed from time to time by the Board.

     Section 12. Loans to Directors. A loan shall not be made by the Company to any director unless it is authorized by vote of the shareholders. For this purpose, the shares of the director who would be the borrower shall not be shares entitled to vote.

     Section 13. The "Entire Board". As used in these By-Laws the term "the entire Board" or "the entire Board of Directors" means the total number of directors which the Company would have if there were no vacancies.


                  Article III. Officers, Agents and Employees.

     Section 1. General Provisions. The officers of the Company shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant
Treasurers. The officers shall be appointed by the Board of Directors at the first meeting of the Board after the annual meeting of the shareholders in each year. The Board from time to time may appoint such other officers, agents and employees as it may deem necessary or proper, who shall respectively have such authority and perform such duties as may from time to time be prescribed by the Board. All officers shall hold office until the meeting of the Board following the next annual meeting of the shareholders after their appointment and until their successors shall have been appointed and shall have qualified. Any two or more offices, other than the offices of President or Secretary, may be held by the same person, except that when all of the issued and outstanding stock of the Company is owned by one person, such person may hold all or any combination of offices. Any officer, agent or employee of the Company may be removed by the Board with or without cause. Such removal without cause shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Company shall not of itself create contract rights. The compensation of officers, agents and employees appointed by the Board shall be fixed by the Board, but this power may be delegated to any officer, agent or employee as to persons under such person's direction or control. The Board may require any officer, agent or employee to give security for the faithful performance of such person's duties.

     Section 2. Powers and Duties of the President. The President shall be the chief executive officer of the Company. The President shall preside at all meetings of the shareholders and of the Board at which the President is present. Subject to the control of the Board, the President shall have general charge of the business and affairs of the Company and shall keep the Board fully advised. The President shall employ and discharge employees and agents of the Company, except such as shall be appointed by the Board, and the President may delegate these powers. The President shall have such powers and perform such duties as generally pertain to the office of President, as well as such further powers and duties as may be prescribed by the Board. The President may vote the shares or other securities of any other domestic or foreign Company of any type or kind which may at any time be owned by the Company, may execute any shareholder or other consent in respect thereof and may in the President's discretion delegate such powers by executing proxies, or otherwise, on behalf of the Company. The Board, by resolution from time to time, may confer like powers upon any other person or persons.

     Section 3. Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-Laws. In the absence or inability to act of the President, unless the Board shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Board of Directors. The performance of any such duty by a Vice President shall be conclusive evidence of such person's power to act.

     Section 4. Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all of their meetings at which the Secretary is present. Except as otherwise provided by these By-Laws, the Secretary shall attend to the giving of all notices to shareholders and directors. The Secretary shall have charge of the seal of the Company and shall attend to its use on all documents the execution of which on behalf of the Company under its seal is duly authorized. When the seal is used, the Secretary shall attest the same by the Secretary's signature whenever required. The Secretary shall have charge of the record of shareholders of the Company, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors the Secretary shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary from time to time by the President or the Board.

     Section 5. Powers and Duties of the Treasurer. The Treasurer shall have the care and custody of all funds and securities of the Company which may come into the Treasurer's hands, and as such Treasurer shall endorse the same for deposit or collection when necessary or proper and deposit the same to the credit of the Company in such banks or depositaries as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Company and may sign all receipts and vouchers for payments made to the Company. Subject to the control of the Board of Directors, the Treasurer shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer from time to time by the President or by the Board.

     Section 6. Powers and Duties of Assistant Secretaries. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary, subject to the control of the Board of Directors. The performance of any such duty shall be conclusive evidence of such person's power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may from time to time assign to such person.

     Section 7. Powers and Duties of Assistant Treasurers. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer, subject to the control of the Board of Directors. The performance of any such duty shall be conclusive evidence of such person's power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may from time to time assign to such person.

     Section 8. Other Officers. Other officers shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors.

     Section 9. Delegation of Duties. In case of the absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers and duties, or any of them, of such officer upon any other officer or upon any director.


             Article IV. Indemnification of Directors and Officers.

     Section 1. Definitions. As used herein,

     "Action" means any actual or threatened action, suit or other proceeding, arbitration, investigation, or inquiry that could lead to one or more of the foregoing, whether civil, criminal, administrative, legislative or investigative, and includes any appeal or appeals therein or therefrom, and also includes counterclaims, crossclaims, third party claims and all similar controversies or matters whatsoever, both permissive and compulsory;




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

     an Action "relates to the Company" if it relates, directly or indirectly, to the Company or to an Other Entity or two or more Other Entities with which the Company is affiliated or associated or to which the Company is related, directly or indirectly;

     "Expenses" means all costs and expenses, including but is not limited to attorneys' and other experts' fees, costs and disbursements and including but not limited to costs and expenses incurred to enforce the provisions of this
Section 7;

     "Indemnified Person" means each Director, Officer, employee and agent of the Company who is a natural person, such person's heirs, executors and administrators (whether or not natural persons) and all other natural persons whom the Company is authorized to indemnify under the provisions of the Business Corporation Law, including but not limited to a person who is or was serving an Other Entity or Other Entities in any capacity at the request of the Company; and

     "Other Entity" means another corporation, partnership, joint venture, trust, employee benefit plan or trust or other enterprise, governmental body or committee or other entity, and "Other Entities" means two or more of the foregoing.

     Section 2. Indemnification. The Company shall indemnify each Indemnified Person, to the fullest extent permitted by law, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Person in connection with any Action relating in any way, directly or indirectly, to the Company, except that no indemnification shall be made to or on behalf of or with reference to any Indemnified Person if a judgment or other final adjudication or determination adverse to such Person establishes (i) that such Person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that such Person personally gained in fact a material financial profit or other advantage to which such Person was not legally entitled, and except that no indemnification shall be made in connection with the settlement of any Action unless the Company has consented to or does not object to such settlement. The indemnification provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled and shall continue as to a person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

     Section 3. Reservation of Rights. No provision of these By-Laws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the Company to furnish, or upon any court to award, such indemnification, or such other indemnification as may otherwise be authorized pursuant to the Business Corporation Law or any other law, including but not limited to indemnification of any employees or agents of the Company or of Another Entity or Other Entities.

     Section 4. Determinations. If and to the extent such indemnification shall require a determination whether or not the relevant person met the applicable standard of conduct set forth herein, such determination shall be made expeditiously at the cost of the Company after a request for the same from the person seeking indemnification. If indemnification is to be given or an advance of Expenses is to be made upon a determination by independent legal counsel, such counsel may be the regular counsel to the Company. In rendering such opinion, such counsel shall be entitled to rely upon statements of fact furnished to them by persons reasonably believed by them to be credible, and such counsel shall have no liability or responsibility for the accuracy of the facts so relied upon, nor shall such counsel have any liability for the exercise of their own judgment as to matters of fact or law forming a part of the process of providing such opinion. The entitlement to fees, costs and disbursements of counsel engaged to render such opinion shall not be dependent upon whether such counsel ultimately are able to render the opinion that is the subject of their engagement.

     Section 5. Business Combinations. Unless the Board of Directors shall determine otherwise with reference to a particular merger or consolidation or other combination, for purposes of this Article IV references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, agent (or in a like capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or trust or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     Section 6. Advances of Expenses. If a person who may be entitled to indemnification hereunder shall request that such person's Expenses actually and reasonably incurred in connection with any Action be paid by the Company in advance of the final disposition thereof, such request shall not be unreasonably refused, and a response to such request shall not be unreasonably delayed, by the Company.

     Section 7. Employee Benefit Plans. References herein to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan or trust; and references to "serving at the request of the Company" shall include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan or trust, its participants or beneficiaries. A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan or trust shall be deemed to have acted in a manner not opposed to the best interests of the Company.

                        Article V. Shares of the Company.

     Section 1. Certificates for Shares. The shares of the Company shall be represented by certificates in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, shall be sealed with the seal of the Company or a facsimile thereof, and shall contain such information as is required by law to be stated thereon. All certificates for shares shall be consecutively numbered or otherwise identified. All certificates exchanged or surrendered to the Company for transfer shall be cancelled.

     Section 2. Record of Shareholders. The Company shall keep at the office of the Company in the State of New York a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners thereof. The Company shall be entitled to treat the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

     Section 3. Transfers of Shares. Transfers of shares on the record of shareholders of the Company shall be made only upon surrender to the Company of the certificate or certificates for such shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

     Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors, in its discretion, may require the owner (or such owner's legal representatives) of any certificate representing shares of the Company alleged to have been lost, stolen or destroyed to give the Company a bond in such sum as the Board may direct, to indemnify the Company against any liability or expense which it may incur by reason of the original certificate remaining outstanding, as a condition of the issuance theretofore issued alleged to have been lost, stolen or destroyed. Proper and legal evidence of such loss, theft or destruction shall be procured for the Board if required. The Board in its discretion may refuse to issue such new certificate, save upon the order of a court having jurisdiction in such matters.


                                Article VI. Seal.

     The seal of the Company shall be circular in form and contain the name of the Company, the words "Corporate Seal" and "Delaware" and the year the Company was formed in the center. The Company may use the seal by causing it or a facsimile to be affixed or impressed or reproduced in any manner.

                    Article VII. Checks, Notes, Drafts, etc.

     Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors shall from time to time determine.


                          Article VIII. Miscellaneous.

     Section 1. Fiscal Year. The fiscal year of the Company shall be determined by the Board.

     Section 2. Voting of Shares of Other Corporations. The Board of Directors may authorize any officer, agent or proxy to vote shares of any domestic or foreign corporation of any type or kind standing in the name of the Company and to execute written consents respecting the same, but in the absence of such specific authorization the President or any Vice President of the Company may vote such shares and may execute proxies and written consents with relation thereto.

     Section 3. General. As used herein, references to the Business Corporation Law refer to such Law as in effect as of the date hereof and as amended from time to time, or corresponding provisions of subsequent laws, and references to "law" or "laws" refer to such laws as in effect as of the date hereof and as hereafter amended.


                             Article IX. Amendments.

     These By-Laws or any of them may be amended or repealed, and new By-Laws may be adopted, (i) by vote of the holders of the shares at the time entitled to vote in the election of directors, at any annual meeting of the shareholders, or at any special meeting of the shareholders called for that purpose, or (ii) by the Board of Directors at any meeting of the Board; except that (i) any such action of the Board of Directors may be amended or repealed by the shareholders at any annual meeting or any special meeting called for that purpose, (ii) the Board of Directors shall not have the power to alter or amend or repeal a specified By-Law if such By-Law is adopted by the shareholders and contains an express provision that such By-Law may be amended or repealed only by action of the shareholders and (iii) Article IV hereof may be altered or amended by the Board of Directors to increase the indemnification of the persons referred to therein to the extent permitted by law, but such Article may be otherwise amended or repealed only by action of the shareholders as provided above and, in that connection, any amendment or repeal which reduces or limits the indemnification of the persons referred to therein shall apply prospectively only and shall not be given retroactive effect. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made. This Article IX may be amended or repealed only by action of the shareholders.

                                    * * * * *





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